EXHIBIT 4.36.2


             SECOND AMENDMENT TO SERIES CC PREFERRED STOCK PURCHASE
                                   AGREEMENT
                                       AND
               AMENDMENT TO AMENDED REGISTRATION RIGHTS AGREEMENT


THIS AMENDMENT (this "Amendment") is dated effective as of June 27, 2001 (the "Effective Date"), by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), ECOMPANIES VENTURE GROUP, L.P., a _________ limited partnership, FIRST DATA MERCHANT SERVICES CORPORATION, a ___________ corporation, HULL CAPITAL CORP. PROFIT SHARING PLAN AND TRUST, HULL OVERSEAS LTD., a ___________ corporation, J.M. HULL ASSOCIATES, LP, a _________ limited partnership, C.E. UNTERBERG, TOWBIN CAPITAL PARTNERS I, LP, a _________ limited partnership, DAVRIC CORPORATION, a ___________ corporation, PALERMO TRUST, SUNRISE MANAGEMENT, INC. PROFIT SHARING PLAN, and DUCK PARTNERS, LP, a _________ limited partnership, individually a "Shareholder," and collectively, all such individuals and entities, the "Shareholders").

RECITAL

         WHEREAS, Company has filed with the SEC a proxy for a special shareholder meeting currently scheduled on July 20, 2001.

         WHEREAS, at this meeting it is the Company's intent to adopt and approve amended and restated articles of incorporation that, inter alia, increase the authorized number of shares of Common Stock from 50,000,000 to 200,000,000 shares and the authorized number of shares of Preferred Stock from 5,000,000 to 10,000,000 shares (the "Amended Articles").

         WHEREAS, the Company intends to (i) submit the proxy statement and Amended Articles to the stockholders for their approval, (ii) recommend to the stockholders that they approve and adopt the Restated Articles and (iii) promptly following such approval and adoption, file the Amended and Restated Articles with the Colorado Secretary of State; and

         WHEREAS, pursuant to paragraph 2.1 of the September 14, 2000 Registration Rights Agreement as amended by the First Amended Registration Rights Agreement dated January 4, 2001 (the "Registration Rights Agreement"), and an amendment dated April 24, 2001, the Company represented that it would use its best efforts to prepare and file with the Commission a Registration Statement on Form S-3 by June 30, 2001.

         WHEREAS, the Company believes that it would not be in the best interests of the Company or of the holders of the Series CC stock to do so as there is not sufficient authorized shares available for the registration to be completed until the authorized shares are increased as contemplated above; and

         WHEREAS, pursuant to Article IX subsection (x) of the Series CC Preferred Stock Purchase Agreement, the Company is limited in its ability to attract and reward employees due to the increased number of shares outstanding in the Company;

         NOW, THEREFORE, to allow the Company to proceed in an orderly and efficient manner with the foregoing plans, the undersigned desire to amend certain agreements, more fully described hereinafter, in accordance with the terms set forth in this Agreement.

         1. The reference in paragraph 2.1(a) of the Registration Rights Agreement to "within 120 days following the Initial Closing," having been once amended to June 30, 2001 is further amended to "by September 30, 2001" so that the opening line of 2.1(a) reads:

                  "(a) by September 30, 2001, use its best efforts to prepare and file with the Commission a Registration Statement on Form S-3 . . . [remainder of paragraph unchanged].

         2. The reference in Article IX subsection (x) of the Series CC Preferred Stock Purchase Agreement is hereby amended to replace "in excess of 5,000,000 shares." to "in excess of 10,000,000 additional shares available for option grants."

         3. This Amendment may be signed in one or more counterparts and by facsimile signature, each of which is an original, and all of which shall be deemed one instrument.

                                   COMPANY:

                                   VALUESTAR CORPORATION


                                   By:  /s/ James Stein
                                        ---------------
                                   Name:  James Stein
                                   Its:    President and Chief Executive Officer


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


                                 SIGNATURE PAGES
                                       TO
             SECOND AMENDMENT TO SERIES CC PREFERRED STOCK PURCHASE
                                    AGREEMENT
                                       AND
               AMENDMENT TO AMENDED REGISTRATION RIGHTS AGREEMENT


                                                 ECOMPANIES VENTURE GROUP, L.P.

                                                 By: /s/ Steven Ledger
                                                     -----------------
                                                 Name:  Steven Ledger
                                                 Its:   Managing General Partner

                                                 FIRST DATA MERCHANT SERVICES
                                                 CORPORATION

                                                 By: /s/ Richard E. Aiello
                                                     ---------------------
                                                 Name: Richard E. Aiello
                                                 Title: Senior Vice President

                                                 HULL CAPITAL CORP. PROFIT
                                                 SHARING PLAN AND TRUST

                                                 By: /s/ J. Mitchell Hull
                                                     --------------------
                                                 Name:  J. Mitchell Hull
                                                 Title: Trustee

                                                 HULL OVERSEAS LTD.

                                                 By: /s/ J. Mitchell Hull
                                                     --------------------
                                                 Name:  J. Mitchell Hull
                                                 Title:

                                                 J.M. HULL ASSOCIATES, LP

                                                 By: /s/ J. Mitchell Hull
                                                     --------------------
                                                 Name:  J. Mitchell Hull
                                                 Title:

                                 SIGNATURE PAGES
                                       TO
             SECOND AMENDMENT TO SERIES CC PREFERRED STOCK PURCHASE
                                   AGREEMENT
                                       AND
               AMENDMENT TO AMENDED REGISTRATION RIGHTS AGREEMENT


                                      C.E. UNTERBERG, TOWBIN CAPITAL PARTNERS I,
                                      LP

                                      By: /s/ Robert Matluck
                                          ------------------
                                      Name:  Robert Matluck
                                      Title: A Managing Member of the GP

                                      DAVRIC CORPORATION

                                      By: /s/ Jerry E. Polis
                                          ------------------
                                      Name: Jerry E. Polis
                                      Title: President

                                      PALERMO TRUST

                                      By: /s/ James A. Barnes
                                          -------------------
                                      Name: James A. Barnes
                                      Title: Trustee

                                      SUNRISE MANAGEMENT, INC. PROFIT SHARING
                                      PLAN

                                      By: /s/ James A. Barnes
                                      Name:  James A. Barnes
                                      Title:  Trustee

                                      DUCK PARTNERS, LP

                                      By: /s/ J. Mitchell Hull
                                          --------------------
                                      Name: J. Mitchell Hull
                                      Title:


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